WILMER, CUTLER & PICKERING
                                100 LIGHT STREET
                               BALTIMORE, MD 21202          WASHINGTON
                                    _________               BALTIMORE
                                                            NEW YORK
                            TELEPHONE (410) 986-2800        LONDON
                            FACSIMILE (410) 986-2828        BRUSSELS
                                                            BERLIN



                               November 17, 1999

FTI Consulting, Inc.
2021 Research Drive
Annapolis, Maryland 21401

                  Re:      FTI Consulting, Inc.

Ladies and Gentlemen:

                  We have acted as counsel to FTI Consulting, Inc., a Maryland corporation (the "Company"), in connection with the preparation by the Company of a Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about November 19, 1999 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company reserved for sale upon exercise of stock options granted pursuant to the 1997 Stock Option Plan, as amended. For the purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

                  Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (a) the Shares have been lawfully and duly authorized; and (b) such Shares will be validly issued, fully paid and nonassessable upon payment of the exercise price established pursuant to the 1997 Stock Option Plan, as amended.

                  This opinion is limited to the laws of the United States and the general corporation law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in connection with the filing of Post-Effective Amendment No. 2 to the Registration Statement on or about November 19, 1999, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with

FTI Consulting, Inc.
November 17, 1999
Page 2



or furnished to any governmental agency or other person or entity, without our express prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Sincerely,

                                       WILMER, CUTLER & PICKERING


                                       By:       /S/ JOHN B. WATKINS
                                          -------------------------------------
                                                John B. Watkins, a partner